Exhibit 99.1

TapImmune and Marker Therapeutics Announce Entry into Merger Agreement,
Creating a Transformational Immuno-Oncology Platform

Transaction Adds Multi-Antigen Targeted Cell Therapy Platform to
TapImmune’s Peptide Vaccine Portfolio

TapImmune Raises $5.1 million in Financing from Current Stockholders

TapImmune will Finalize a Strategic Alliance with Baylor College of Medicine

Conference Call and Live Audio Webcast Scheduled Today at 8:00 a.m. ET

JACKSONVILLE, Florida – May 15, 2018 – TapImmune Inc. (NASDAQ: TPIV) (“TapImmune”) today announced that it has entered into a definitive merger agreement to acquire Marker Therapeutics, Inc. (“Marker”), a privately-held clinical-stage developer of a transformative, non-genetically engineered, multi-antigen T cell therapy platform. The proposed transaction will be a merger-of-equals under which the stockholders of TapImmune and Marker will each own approximately 50% of the combined company, prior to any issuances of additional shares in a contemplated financing. The proposed merger remains subject to certain conditions, including that financing and the approval of TapImmune stockholders. TapImmune and Marker will host a conference call and webcast today at 8:00 a.m. ET.

Peter Hoang, President and CEO of TapImmune, stated, “I believe that the new therapies we are acquiring with Marker in this transaction represent the next major leap forward in cell therapy for cancer. The merger adds to our product pipeline a synergistic portfolio of highly-differentiated T cell therapies that has demonstrated potentially groundbreaking results in early clinical trials in lymphoma, acute myeloid leukemia (AML), and multiple myeloma.”

“With this merger, I believe we have the opportunity to significantly disrupt the CAR-T and TCR field,” added Mr. Hoang. “Compared to current gene-modified T cell therapies such as CAR-T and TCR, the therapies we are acquiring in this transaction are:

•	Highly efficacious and extremely durable, without the need for lymphodepletion before infusion: In our Phase I lymphoma study, we saw complete responses (CRs) in 50-60% of our evaluable patients, a rate comparable to the best reported CAR-T studies in lymphoma. However, unlike in CAR-T studies, we have yet to see a single disease relapse in any responder, whereas typically 30% or more of patients with CR in today’s CAR-T studies relapse within one year. In fact, more than half of our CRs are in durable remission beyond a year, with several patients being relapse-free beyond 2-3 years.
•	Non gene-modified: Unlike current CAR-T and TCR approaches, our cell therapeutic approach requires no genetic modification of T cells, which will allow us to manufacture the product at a fraction of the cost, with substantially reduced complexity of manufacturing.
•	Significantly less toxic than CAR-T: With more than 60 patients treated, our therapies have never caused cytokine release syndrome (CRS) or a related serious adverse event (SAE) in patients treated with our therapy. In fact, we have seen only one grade III adverse reaction that was considered possibly related in our patients to date, versus a 95% incidence rate of grade III or higher adverse events in recent CAR-T studies.
•	Multi-antigen specific: Our new technology identifies and selects for substantially all T cells that are specific to any peptide epitope of the antigens we target, including very rare clones that are otherwise undetectable in our deep gene sequencing of patients’ peripheral blood. Compared to current CAR-T and TCR approaches, which target a single epitope of only one target antigen, our multi-specific T cell therapy products that are currently in clinical trials have been shown to consist of approximately 4,000 unique T cell clonotypes targeting up to five different tumor-associated antigens.

•	Capable of driving an endogenous immune response: We see consistent evidence of “epitope spreading” in our patients, meaning that our therapy is inducing the patient’s native T cells (that are specific to tumor associated antigens that are not targeted by our infused product) to expand and contribute to a lasting anti-tumor effect. This phenomenon, also known as “antigen spreading,” has been the stated goal of many CAR-T and TCR developers, but we believe that our therapy is the first to show a consistent ability to drive this effect.
•	Capable of addressing patients currently inaccessible to CAR-T therapies: Because our product is derived from natural patient T cells without gene modification, we are able to treat patients earlier and in indications that are currently not addressable by CAR-T therapies. We have seen strong patients responses that are highly durable, while seeing no associated graft versus host disease (GvHD) in post-transplant relapsed/refractory AML, a setting where currently the only available alternative therapy is a donor lymphocyte infusion (DLI). DLIs generally have very low patient response rates with high rates of severe associated GvHD. CAR-T approaches cannot currently be used in post-transplant relapsed/refractory AML because most envisioned CAR-T therapies are targeted to antigens expressed on hematopoietic stem cells, potentially causing fatal neutropenia. Furthermore, our therapies can be used as maintenance therapies and in earlier treatment settings than can CAR-T or TCR approaches, which would generate significant toxicities in those settings.”

“Executing this strategic merger with Marker Therapeutics will be fundamentally transformational for TapImmune, enriching our strong immuno-oncology pipeline with a revolutionary multi-antigen targeted cell therapy platform. We believe this technology will be a game-changer for the cell therapy industry, potentially overcoming the well-known limitations of today’s CAR-T and TCR approaches,” concluded Mr. Hoang. “Combined with the four ongoing Phase 2 clinical trials in the TapImmune platform, I believe we are creating a best-in-class cancer immunotherapy platform. With Marker’s peptide-based cell therapy platform, we believe that there is an excellent fit with TapImmune’s extensive experience and expertise in the research, development, manufacturing and manipulation of peptide-based immunotherapies. Furthermore, the integration of the two companies provides us with a compelling opportunity to create a unique and highly differentiated company in the immuno-oncology field.”

John Wilson, CEO of Marker, said, “I feel very fortunate to have been entrusted with one of the premier programs of Baylor College of Medicine’s Center for Cell and Gene Therapy, and to integrate it with TapImmune to provide this exceptional technology with a strong commercial pathway. We have great respect for the work that the TapImmune team has done within the immuno-oncology field and believe integrating our respective peptide-based technologies will drive significant advances in the field. By combining TapImmune’s experience and expertise in multi-epitope peptide-based approaches to T cell activation with Marker’s multi-targeted T cell therapy, while simultaneously leveraging the know-how and facilities of Baylor College of Medicine’s Center for Cell and Gene Therapy, we intend to chart a groundbreaking course toward more effective, less complex, non-toxic and cost-effective cancer treatments. Our respective development teams are eager to join forces and drive a unique product pipeline to patients in need. We believe the merger will accelerate clinical development, particularly for the cell therapy platform, which has generated encouraging patient responses in our clinical trials to date. I look forward to taking a position on the post-merger Board of Directors where I can leverage my T cell manufacturing expertise and help the Company implement a highly practical and economical manufacturing platform. By avoiding the need for genetic engineering, the manufacturing process can be greatly simplified, providing us with a great opportunity to successfully address the cost issues that currently plague the field.”

In conjunction with the transaction, TapImmune intends to finalize a strategic alliance with Baylor College of Medicine which will include sponsored research, manufacturing support, and advancing early stage clinical trials at the institution.

Merger Related Financing

TapImmune is currently in discussions with a syndicate of leading healthcare-focused institutional investors with respect to a potential financing in conjunction with the merger that will be expected to fund the combined company into 2020.

Private Placement of Common Stock, Warrant Exercises and Financing Commitment

In support of TapImmune’s initiatives, including the merger, the Company has entered into agreements with certain institutional stockholder and warrant holders that are expected to provide the Company with approximately $5.1 million in equity financing. The Company’s largest stockholder, Eastern Capital Limited, has entered into a Common Stock Purchase Agreement with the Company pursuant to which it will purchase 1.3 million shares of common stock at a price per share of $2.40 providing gross proceeds to the Company of approximately $3.1 million. Other selected institutional holders of outstanding warrants have entered into warrant amendment agreements with the Company to exercise their warrants at an exercise price of $2.50 per share. Upon closing of the warrant amendment agreements, such participating institutional holders will exercise approximately 783,000 warrants providing aggregate proceeds to the Company of approximately $2.0 million.

In addition, Mr. John Wilson, CEO of Marker, has provided a written commitment for additional financing to the Company of up to $1.0 million.

About the Proposed Merger

Existing Marker stockholders will receive newly issued shares and warrants of TapImmune common stock in connection with the proposed merger equal to the number of shares and warrants of TapImmune outstanding at the closing of the merger. TapImmune currently has 10.7 million shares of common stock and approximately 7.0 million warrants and options outstanding (excluding any shares issuable in connection with the financing referenced above). The number of warrants issuable to Marker are subject to increase based upon certain conditions related to the terms of any additional financing closed concurrently with the merger. On a pro forma basis for the combined company, current TapImmune stockholders and current Marker stockholders are each expected to own approximately 50% of the combined company, prior to the contemplated issuance of shares in the financing that is expected to occur concurrently with the merger.

The transaction has been unanimously approved by the board of directors of both companies. The proposed merger is expected to close in the second half of 2018, subject to completion of the concurrent financing and the approval of the stockholders of each company as well as other customary conditions. The merger agreement contains further details with respect to the proposed merger.

Nomura Securities International, Inc. acted as the exclusive financial advisor to TapImmune. Seyfarth Shaw LLP served as legal counsel to TapImmune. Winthrop & Weinstine, PA served as legal counsel to Marker.

Management and Organization

Following the closing of the proposed merger, TapImmune CEO Peter Hoang will be President and CEO of the combined company. Marker CEO John Wilson will join the combined company’s Board of Directors as will Juan Vera, M.D., a Co-Founder of Marker. The board of directors of the combined company is expected to consist of eight members, three of whom will be designated by TapImmune, three of whom will be designated by Marker, and two of whom will be designated by the investor syndicate. In addition, Marker Co-Founder Ann Leen, Ph.D. will be appointed to the new position of Chief Scientific Officer. Michael Loiacono will continue to serve as Chief Financial Officer and Richard Kenney, M.D. will continue as Acting Chief Medical Officer. Additionally, TapImmune is expected to announce the formation of a new Scientific Advisory Board which will become effective on the closing date of the merger.

Additional Information about the Proposed Merger

In connection with the proposed merger, TapImmune intends to file relevant materials with the Securities and Exchange Commission, or the SEC, including a proxy statement. Investors and security holders of TapImmune are urged to read these materials when they become available because they will contain important information about TapImmune, Marker and the proposed merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by TapImmune with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by TapImmune by directing a written request to: TapImmune Inc., 5 West Forsyth Street, Suite 200, Jacksonville, FL 32202, Attn: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

TapImmune and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of TapImmune in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of TapImmune is also included in its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2018. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at TapImmune at the address described above.

Conference Call and Webcast Information

The companies will host a conference call and live audio webcast today, May 15, 2018, at 8:00 a.m. ET. Interested participants and investors may access the conference call by dialing:

•	1 (855) 238-2333 (U.S.) or
•	1 (412) 317-5215 (International)

To access the live audio webcast, visit the Events section of the TapImmune website http://tapimmune.com/events/. The webcast will be archived for 90 days beginning at approximately 10:30 a.m. ET, on May 15, 2018.

About Marker Therapeutics, Inc.

Marker Therapeutics, Inc. is a clinical stage immuno-oncology company focused on developing adoptive non-gene modified T cell therapies for the treatment of hematologic malignancies such as Acute Myeloid Leukemia, Lymphoma, and Multiple Myeloma. Marker’s MultiTAA technology selectively expands non-engineered T cells, enhancing them with the ability to kill tumor cells by targeting multiple tumor-associated antigens simultaneously to prevent immune escape and generate durable immunity. Patient/donor T cells are not genetically modified and therefore the cost of generating Marker’s therapies is significantly reduced. Furthermore, safety has been demonstrated to date in more than 60 patients, with no related serious adverse events or cytokine release syndrome. The Company is preparing for Phase 2 clinical trials.

About TapImmune Inc.

TapImmune Inc. is a leader in the development of novel immunotherapies for cancer, with multiple Phase 2 and Phase 1b/2 clinical studies currently ongoing for the treatment of ovarian and breast cancer. The Company's peptide or nucleic acid-based immunotherapeutic products comprise multiple naturally processed epitopes (NPEs) that are designed to comprehensively stimulate a patient's killer T cells and helper T cells, and to restore or further augment antigen presentation using proprietary nucleic acid-based expression systems. This unique approach can produce off-the-shelf T cell vaccine candidates that elicit a broad-based T cell response and can be used without respect to HLA type. The Company's technologies may be used as stand-alone medications or in combination with other treatment modalities.

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Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the proposed merger and the company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements”. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stored in such statements. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger and concurrent financing may not be completed which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger and concurrent financing, including the adoption of the merger agreement by the Company’s stockholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger and concurrent financing on the Company’s business and the price of its common stock, (iv) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (v) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed merger. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.

CONTACTS:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D. (Investors)

(212) 375-2664

jdrumm@tiberend.com

David Schemelia (Media)

(212) 375-2686

dschemelia@tiberend.com

TapImmune Inc.

Aaron Santos

(904) 862-6490 ext. 102

asantos@tapimmune.com